Exhibit 10.2

ADDENDUM TO LOAN AGREEMENT

August 1, 2007

This Addendum to the Loan Agreement entered into on July 27, 2007, is hereby agreed to by                                            (hereinafter collectively the “Lender”) and Renewable Energy Resources, Inc. (hereinafter the “Borrower”), for the use of $100,000 of the loan for the Operations of Borrower related to its pending SEC 10Q filing and ultimate beneficiary, the Springfield Energy Project. This addendum is entered into between the parties, being the Lender and the Borrower, only for the purpose and amount stated and shall not change any other portion, content, or condition of either party to the original loan agreement. This addendum does not change the loan amount, term of the loan, payment of interest, repayment, prepayment, shares from borrower, loan guarantee with permission of the guarantor, events of default clauses, remedies, collections, venue and jurisdiction, right of first refusal of the Lender or commitment of the Lender for the loan as set forth in the original agreement the whole amount of the transaction. This addendum shall include the following change as agreed to by the parties to the original agreement:

USE OF FUNDS AND GUARANTEE
The Lender's funds will be used to fund the Renewable Energy Resources, Inc., in the amount of $100,000, for the necessary corporate operations as described by the parties for the preparation and filing of its quarterly report to include audit (legal costs, and other expenditures as described between the parties. This first traunche shall be used to the benefit of RENW in order to directly benefit the primary loan recipient being the Springfield Energy Project, LLC (“SEP"). SEP shall be the recipient of direct investment by Lender for the remaining portion of the monies. SEP will guarantee this Note as previously set forth in the original note.

FUNDS TO BE TRANSMITTED:
Funds for the first traunce under this addendum, the initial $100,000 shall be transmitted to the account of Renewable Energy Resources, Inc., Bank of America, Tampa, Florida (wiring instructions to be provided under separate cover). Such funds are agreed to be transmitted to RENW within the time period discussed. Such other monies will be transmitted to the escrow attorney as previously agreed.

IN WITNESS WHEREOF, Borrower and Lender, intending to be legally bound, have caused their duly authorized representatives to execute and deliver this agreement on the date first written above.

BORROWER:

RENEWABLE ENERGY RESOURCES, INC.

/s/ Kenneth P. Brown

Kenneth P. Brown, Chief Executive Officer